Exhibit 23.3 - Consent of accountants for use of their report

To the Board of Directors
China International Enterprises Corp.

We consent to the incorporation in the Registration Statement on Form SB-2 filing of China International Enterprises Corp. (the "Form SB-2") of our report dated April 24, 2004 on our audit of the financial statements of Shenzhen Hengtaifeng Technology Co., Ltd. for the fiscal year ended December 31, 2003, which report is incorporated in the Form SB-2.


/s/ Rosenberg Rich Baker Berman & Company

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Rosenberg Rich Baker Berman & Company
380 Foothill Road
P.O. Box 6483 Bridgewater, NJ 08807-0483